UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, New Peoples Bankshares, Inc. (the “Company”), New Peoples Bank, Inc., the wholly owned bank subsidiary of the Company (the “Bank”), and James W. Kiser entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Kiser will continue as President and Chief Executive Officer of the Company and the Bank. Effective upon the parties entering into the Agreement, the Executive Employment Agreement, dated May 14, 2019, by and between the Bank and Mr. Kiser was terminated.

The Agreement provides for a three-year term that will expire on June 25, 2028; provided that beginning June 25, 2028 the term of the Agreement will be automatically renewed for individual successive two-year terms unless either Mr. Kiser or the Company gives written notice of nonrenewal at least six months prior to the end of the then-current term. In the event of a Change in Control (as defined in the Agreement) of the Company occurring after June 25, 2026, the term of the Agreement will be automatically extended until the second anniversary of the date of the Change in Control.

The Agreement provides for a minimum base salary of $320,000 per year, and is subject to upward adjustment beginning in the second year of the initial three-year term. Mr. Kiser will have the opportunity to earn an annual cash bonus payment based on an assessment of his performance during the relevant year. He will also be eligible to participate in equity and/or other long-term compensation programs established by the Company, as well as certain employee benefit plans and programs and other executive benefits approved by the Board of Directors of the Company.

The Agreement provides that Mr. Kiser’s employment may be terminated by the Company for “Cause” (as defined in the Agreement) or without Cause, or by Mr. Kiser for “Good Reason” (as defined in the Agreement) or without Good Reason. If Mr. Kiser’s employment is terminated by the Company for Cause or by him without Good Reason, then he will be entitled to receive (i) accrued but unpaid salary through the date of termination, (ii) compensation and benefits to the extent payable based on his participation in any compensation or benefit plan, program or arrangement through the date of termination, and (iii) any outstanding expense reimbursement (collectively, the “Accrued Obligations”).

The Agreement provides for alternative payments and benefits in the event Mr. Kiser’s employment is terminated by the Company without Cause or by him for Good Reason. In such cases, Mr. Kiser will be entitled to receive (i) the Accrued Obligations, (ii) any earned and unpaid cash bonus for any completed fiscal year prior to the date of termination, (iii) a lump sum cash payment equal to two times the sum of (A) his base salary as of the date of termination and (B) the amount of his annual cash bonus, if any, for the fiscal year during which his employment is terminated (the “Severance Payment”), and (iv) for 18 months, a cash payment equal to the monthly premium under the Consolidated Omnibus Budget Reconciliation Act in effect as of the date of termination for the level of coverage for him under the Company’s health plan (the “COBRA Premium Payments”). In the event Mr. Kiser’s employment is terminated by the Company without Cause or by him for Good Reason upon or within 24 months following a Change in Control, then a multiplier of three (instead of two) will be used with respect to calculating the Severance Payment; provided, however, that if such Change in Control is also considered a Sale of the Company (as defined in the Agreement), then (x) a multiplier of one will be used if the total consideration received by the Company’s shareholders in such transaction (the “Shareholder Consideration”) is less than the book value of the Company as reflected in the Company’s most recent audited financial statements (the “Book Value”) or (y) a multiplier of two will be used if the Shareholder Consideration is equal to or up to 1.5 times the Book Value. In addition, in the case of such a termination event, except to the extent otherwise provided in the applicable award agreements or terms of the applicable plan(s), all of Mr. Kiser’s then outstanding and unvested stock options and other equity-based awards will become fully vested (with any performance-based awards generally vesting at the “target” level). Mr. Kiser’s entitlement to the foregoing severance payments is subject to his execution of a release and waiver of claims against the Company and the Bank and his compliance with the restrictive covenants provided in the Agreement. The Agreement also provides that the compensation and benefits to which Mr. Kiser may be entitled in connection with a termination following a Change in Control will be reduced to the amount that does not trigger the excise tax under Section 4999 of the Internal Revenue Code of 1986. No reduction, however, will be made and Mr. Kiser will be responsible for all excise and other taxes if his after-tax position with no cutback exceeds his after-tax position with a cutback.

The Agreement contains restrictive covenants relating to non-competition, non-solicitation, non-disclosure, non-disparagement and the protection of confidential information. The non-competition and non-solicitation covenants continue for a period of 12 months following the termination of Mr. Kiser’s employment for any reason; provided that the non-competition covenants do not continue in the event the term of the Agreement is not renewed by the Company or Mr. Kiser and the non-solicitation covenants do not continue if Mr. Kiser’s employment is terminated following a Change in Control of the Company.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	June 30, 2025	By:	/s/ Christopher G. Speaks
Christopher G. Speaks
Executive Vice President and Chief Financial Officer